UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Ikanos Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Company Communications: Integration Update emailed to employees on June 26, 2009

Ikanos Files Preliminary Proxy, Continues to Make Steady Progress on Integration

Last Friday, Ikanos completed the filing of its preliminary proxy statement in conjunction with the Conexant BBA acquisition. The filing marks the next milestone we set out for ourselves in completing the pending transactions.

With the 429-page document filed with the SEC, Ikanos expects to move forward with scheduling our investor roadshow, stockholder vote and meeting. These activities should put us on track for the successful completion of the deal in the third quarter of 2009.

In addition, all of the integration teams have made significant progress on planning for the combined company:

The seven teams working on product and technology integration have had numerous meetings, including a week-long session in Fremont during the week of June 8. These teams worked tirelessly that week, and presented recommendations to the steering committee in two separate meetings on June 16-17. Several actions which came out of those meetings are being completed. These actions will help to create roadmaps and plans for a comprehensive, merged product line, and set the stage for future development efforts.

The back office integration teams are also making significant progress in the areas of human resources, operations, quality, IS/IT, facilities, marketing communications/corporate marketing, and much more. These teams are working on employee benefits packages, internal systems, trainings and other critical items that will enable the combined company to operate smoothly on the day the transaction closes and beyond.

Again, thanks to all those that are contributing to the integration planning for the combined company. Keep up the great work!

Reminder

Both Ikanos and Conexant BBA will continue to operate as stand alone entities until the close with exception of designated integration activities. Employees of both companies should remain focused on revenue generation and meeting customer commitments. There should be:

NO joint discussions on account strategies

NO joint discussions on pricing

NO joint planning with customers

Under no exception should you disclose any information not already publicly released or part of the integration process including future prospects and the probability of the transaction being closed.

Additional Information About the Transaction and Where to Find It

Ikanos plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed issuance of securities to Tallwood and the acquisition of the Broadband Access product line from Conexant (the “Transaction”). The proxy statement will contain important information about the proposed Transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Ikanos through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Ikanos by contacting Investor Relations by telephone at (510) 979-0400, or by mail at Ikanos Communications, Investor Relations, 47669 Fremont Blvd, Fremont, California 94538, USA.

Ikanos and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ikanos in connection with the proposed Transaction. Information regarding the interests of these directors and executive officers in the Transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Ikanos’ proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Ikanos by contacting Investor Relations by telephone at (510) 979-0400, or by mail at Ikanos Communications, Investor Relations, 47669 Fremont Blvd, Fremont, California 94538, USA, or by going to Ikanos’ Investors page on its corporate web site at www.ikanos.com.